SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Concorde Career Colleges, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONCORDE CAREER COLLEGES, INC.

5800 Foxridge, Suite 500

Mission, Kansas 66202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2004

To All Stockholders:

Notice is hereby given that the Annual Meeting of the Stockholders (the “Annual Meeting”) of Concorde Career Colleges, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 27, 2004, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, for the following purposes:

(1)	To elect the members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

(2)	To ratify the appointment of independent public accountants for the Company for 2004;

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 7, 2004 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

BY THE BOARD OF DIRECTORS

Lisa M. Henak Secretary

Dated: April 14, 2004

IMPORTANT - YOUR PROXY IS ENCLOSED

You are urged to sign, date and mail your proxy even though you may plan to attend the Annual Meeting. No postage is required if mailed in the United States using the enclosed envelope. If you attend the Annual Meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be better assured at the Annual Meeting, which will prevent costly follow-up and delays.

CONCORDE CAREER COLLEGES, INC.

5800 Foxridge, Suite 500

Mission, Kansas 66202

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2004

PROXY STATEMENT

The proposals in the accompanying proxy card are solicited by the Board of Directors of Concorde Career Colleges, Inc. (the “Company”) for use at its annual meeting of stockholders (“Annual Meeting”) to be held on Thursday, May 27, 2004, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, and any adjournment or postponement thereof. Shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) represented by duly executed proxies received prior to or at the Annual Meeting will be voted at the Annual Meeting. If a holder of Common Stock (“Stockholder”) specifies a choice on the duly executed proxy card with respect to any matter to be acted upon, its, his or her shares will be voted in accordance with the voting instructions made. None of the proposals are related to or conditioned upon the approval of any other proposal. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation or a properly executed proxy bearing a later date to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

The Company will bear all the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal contact, telephone, facsimile or electronic mail by the persons named in the accompanying proxy card, and the Company may reimburse brokers or other persons holding Common Stock in their names or in the names of nominees for their expenses in forwarding proxy soliciting material to beneficial owners. This Proxy Statement and the accompanying form of proxy card are being mailed or given to Stockholders on or about April 14, 2004.

Only Stockholders of record at the close of business on April 7, 2004 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 5,989,659 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter brought to a vote. Provided a quorum is present, the affirmative vote of (a) a plurality of the shares of Common Stock is required for the election of each nominee for director and (b) a majority of the votes cast by the holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of independent public accountants for the Company for 2004.

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Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining either the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Shares held by a broker in “street name” and for which the beneficial owner of such shares has not executed and returned to such broker a proxy card indicating voting instructions may be voted on a discretionary basis by such broker with respect to the election of directors and ratification of the appointment of the auditors.

Management of the Company does not know of any matter, other than those referred to in the accompanying Notice of Annual Meeting, which is to come before the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card, or their substitutes, will vote in accordance with their judgment as proxies of the best interests of the Company on such matters.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The Company has one class of Common Stock.

The following table sets forth with respect to Common Stock (i) the only persons known by the Company to be beneficial owners of more than five percent (5%) of the Common Stock, (ii) the shares of Common Stock beneficially owned by all directors and named executive officers of the Company and nominees for director, and (iii) the shares of Common Stock beneficially owned by directors and executive officers as a group, as of April 7, 2004.

	Common Stock
Name of Beneficial Owner	Amount(2)		% of Class(3)
Robert F. Brozman Trust(1)	892,662		14.9%
Cahill, Warnock Strategic(1) Partners Fund, L.P.	1,300,099	(4)	21.7
Jack L. Brozman(1)	1,549,525	(5)	25.8
James R. Seward(1)	31,714	(6)	*
Thomas K. Sight(1)	13,334	(7)	*
Janet M. Stallmeyer(1)	5,000	(8)	*
David L. Warnock(1)	1,300,099	(4)	21.7
Eagle Asset Management, Inc. (1)	318,874	(9)	5.3
All Directors and Executive Officers as a Group (10 persons)	3,057,608	(10)	49.5%

*	Less than one percent (1%)

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(1)	Addresses: Robert F. Brozman Trust, 5800 Foxridge, Suite 500, Mission, Kansas 66202; Cahill, Warnock Strategic Partners Fund, L.P., One South Street, Suite 2150, Baltimore, Maryland 21202; Jack L. Brozman, 5800 Foxridge, Suite 500 Mission, Kansas 66202; David L. Warnock, One South Street, Suite 2150, Baltimore, Maryland 21202; James R. Seward, Thomas K. Sight and Janet W. Stallmeyer, 5800 Foxridge, Suite 500, Mission, Kansas 66202. Eagle Asset Management, Inc. 880 Carillion Parkway, 8th Floor, St. Petersburg, Florida 33716.

(2)	Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting and investment power.

(3)	The percentage of class is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934 (“Exchange Act”).

(4)	Includes 1,219,210 shares of Common Stock owned by Cahill, Warnock Strategic Partners Fund, L.P., 67,555 shares of Common Stock owned by Strategic Associates, L.P and 13,334 shares of Common Stock exercisable pursuant to options held by David L. Warnock.

(5)	Includes 892,662 shares of Common Stock held by the Robert F. Brozman Trust, of which Jack L. Brozman is trustee, 612,363 shares of Common Stock held directly, 22,000 shares of Common Stock exercisable pursuant to options and 22,500 shares of Common Stock held in trust for his children. Fran Brozman, Mr. Brozman’s spouse, is the trustee of such trust.

(6)	Includes 31,714 shares of Common Stock. Mr. Seward exercised options for 5,000 Common Shares in December 2003. The exercise price was $8.60 per share and the closing price of the Company’s stock was $22.30 on the date of exercise. Mr. Seward sold 10,000 shares during September 2003 at an average price of $23.19.

(7)	Includes 13,334 shares of Common Stock exercisable pursuant to options. Mr. Sight sold 10,615 shares of Common Stock during October 2003 at an average price of $27.15.

(8)	Represents 5,000 shares of Common Stock, which are exercisable pursuant to options.

(9)	Common Stock amount reported as of December 31, 2003. Source of information, Form 13F filed with the Securities and Exchange Commission on January 30, 2004.

(10)	Includes 181,918 shares of Common Stock, which are exercisable pursuant to options. For purpose of this table and pursuant to Rule 13d-3(d) of the Exchange Act, shares underlying options are deemed beneficially owned if such options are exercisable within 60 days of April 7, 2004.

PROPOSAL ONE - ELECTION OF DIRECTORS

The number of directors constituting the Company’s Board of Directors may range from three to six. The Board currently consists of five directors. The Board has nominated five directors for election at the Annual Meeting and may fill the vacancy for the one remaining director position at some later time. The shares of Common Stock represented by the enclosed proxy card will be voted, unless otherwise indicated, for the election of the five nominees for director named below. A Stockholder’s Common Stock can not be voted by proxy or otherwise for more than five directors. The directors to be elected at the Annual Meeting will serve for one year or until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, the Board of Directors, at its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee.

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Name of Nominee for Director	Served Since	Age	Principal Occupation for Last Five Years and Directorships

Jack L. Brozman	1986	53	Chairman of the Board and Treasurer of the Company since June 1991. President and Chief Executive Officer of the Company since November 1998 and from June 1991 until April 1997. Chairman of the Board of Lawrence Bank since August 2000. Chairman of the Board of First State Bank, Kansas City, Kansas since February 1994. President and Chief Executive Officer, Chairman of the Board and Treasurer of Cencor, Inc. (“Cencor”) from June 1991 to December 1999. Mr. Brozman was a director of Cencor from 1979 to December 1999. Mr. Brozman holds a BSBA and MBA from Washington University.

James R. Seward (1)(2)	1997	51	Manager of Seward & Company, L.L.C. from 1998 to 2000. Mr. Seward is a director of Lab One Inc. and Syntroleum Corporation, each a public company. Mr. Seward is a director of Tamarack Mark Series Fund, an investment company mutual fund. Mr. Seward is currently self-employed as a private investor and consultant. Mr. Seward is a CFA and holds a MBA and MPA from the University of Kansas.

Thomas K. Sight (1)(2)	1989	53	Chief Executive Officer of Bob Sight Ford for more than the prior five years located in Lee’s Summit, Missouri. Mr. Sight holds a BS in Accounting from the University of Oklahoma.

Janet M. Stallmeyer (1)(2)	2002	55	Janet M. Stallmeyer was appointed to the Company’s Board of Directors on December 17, 2002. She was elected Senior Vice President of Coventry Health Care, Inc. in March 1999. She has been the President and Chief Executive Officer of Coventry Health Care of Kansas, Inc. since October 1998. Ms Stallmeyer holds a Masters of Science in Nursing from the Medical College of Georgia and a MBA from Rockhurst University.

David L. Warnock (1)	1997	46	Managing Member of Camden Partners, Inc. from 2000 to present. Managing Member of Cahill, Warnock & Company, LLC and a general partner of Cahill, Warnock Strategic Partners, L.P. from July 1995 to present, each located in Baltimore, Maryland. Mr. Warnock is a director of Blue Rhino Corporation, Environmental Safeguards, Inc., Touchtone Applied Science Associates, Inc. and Noble Learning Communities, Inc., each a public company. Mr. Warnock holds a BA in History from the University of Delaware and a Masters in Finance from the University of Wisconsin.

(1)	Member of Compensation Committee

(2)	Member of Audit Committee and Corporate Governance and Nominating Committee

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THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE NOMINEES SET FORTH ABOVE.

Independent Board members

•	The Board of Directors currently includes three “independent” members that the Board of Directors has determined meet the definition of independent as established by NASDAQ audit committee rules, James Seward, Janet Stallmeyer and Thomas Sight.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of directors, officers and senior accounting staff, including our chief executive officer and chief financial officer. The Code of Ethics is available on the Company’s website at www.concorde.edu and will be provided to stockholders without charge upon request to the Company’s Corporate Secretary. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s executive officers or directors) on its website.

Board Meetings

The Board of Directors of the Company held seven meetings and acted by unanimous written consent on one occasion in 2003. The Compensation Committee held one meeting in 2003. The Compensation Committee reviews salaries of certain officers and bonuses of executive officers, administers the Company’s long-term executive compensation and stock option plans and generally administers the Company’s compensation program. The Audit Committee is responsible for oversight of management’s conduct of the Company’s financial reporting process. This includes oversight and review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements; and the Company’s legal compliance as established by management and the Board. The Audit Committee held six meetings, four by teleconference, in 2003. The Board of Directors has not adopted a policy regarding attendance at board meetings or shareholder meetings. However, last year, each director attended all of the Board meetings and at least 75% of the meetings of committees on which they served during the period for which they were a director or committee member. Mr. Brozman was the only Director in attendance at the 2003 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

Each non-officer director is paid an annual retainer of $2,500 and a director’s fee of $250 for meetings of the Board of Directors and Committees which he attends. The Chairman of the Audit Committee receives an additional $1,000 per calendar quarter. Officer-directors do not receive fees for attendance at meetings. The Company paid a total of $27,000 in director fees during 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists entirely of non-employee directors of the Company and there are no Compensation Committee interlocks with other companies. Certain stockholders of the Company have agreed to vote the Common Stock held by them in favor of certain directors. See “Certain Transactions”.

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Nominating and Corporate Governance Committee

The Board approved a charter for the Nominating and Corporate Governance Committee in February 2004. The current members of the Nominating and Corporate Governance Committee are Mr. Seward, Ms. Stallmeyer and Mr. Sight. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board. The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Committee has not yet retained any such advisers or consultants. A copy of the Nominating and Corporate Governance Committee Charter is attached as Exhibit A.

Identification and Evaluation of Director Nominees

The Committee may consider candidates submitted by a variety of sources (including, without limitation, incumbent directors, stockholders, the Company’s management and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board.

If a vacancy arises or the Board decides to expand its membership, the Committee will seek recommendations of potential candidates from a variety of sources. At that time, the Committee also will consider potential candidates submitted by stockholders in accordance with the procedures described below. The Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. The Committee will seek to identify and recruit the best available candidates, and it will evaluate qualified stockholder candidates on the same basis as those submitted by other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Chairman of the Committee, or another director designated by the Chairman of the Committee, will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the full Committee. All such interviews will be held in person, and include only the candidate and the Committee members. Based upon interview results, the candidate’s qualifications and appropriate background checks, the Committee will then decide whether it will recommend the candidate’s nomination to the full Board.

Board Membership Criteria

Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee (“Committee”) is responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a

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complex process, the Committee has determined that candidates must, at a minimum, meet the following criteria:

•	Candidates should possess broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law and/or administration.

•	Candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of all shareholders.

•	Candidates should have an inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making.

•	Candidates should possess expertise that is useful to the Company and complementary to the background and experience of other Board members.

•	Candidates should be willing to devote sufficient time to Board and Committee activities and to enhance their knowledge of the Company’s business, operations and industry.

Procedures for Nominations by Shareholders

The Committee will consider director candidates submitted by stockholders. Any stockholder wishing to submit a candidate for consideration (the “Recommending Stockholder”) should send the following information to the Secretary of the Company, Concorde Career Colleges, Inc., 5800 Foxridge, Suite 500, Mission, Kansas 66202:

(i) The Recommending Stockholder’s name and address as it appears on the Company’s books; the number and class of shares owned beneficially and of record by such Recommending Stockholder and the length of period held; and proof of ownership of such shares;

(ii) Name, age and address of the candidate;

(iii) A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

(iv) Any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules promulgated thereunder;

(v) A description of any arrangements or understandings between the Recommending Stockholder and such candidate;

(vi) A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors, and documents his/her ability to satisfy the director qualifications described in the Company’s Corporate Governance Guidelines; and

(vii) A signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.

In addition, if the Recommending Stockholder has individually been the beneficial owner of more than 5% of the Company’s common stock for a period of at least one year, or is part of a

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group of Recommending Stockholders who together beneficially own more than 5% of the Company’s common stock (for purposes of this calculation, each of the securities used to calculate the ownership percentage must have been beneficially owned by such person for at least one year) and such person or group submits a candidate within 120 calendar days before the anniversary date of the release of the Company’s previous proxy statement to stockholders, then (i) each such Recommending Stockholder must provide written consent to the Company’s public identification of each such Recommending Stockholder by name in connection with the Recommending Stockholder(s) nomination and (ii) the candidate for director named by such Recommending Stockholder(s) must consent in writing to the Company’s public identification of such candidate and the Company’s disclosure of whether or not it chose to nominate such candidate.

The Secretary of the Company will promptly forward such materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Secretary of the Company will also maintain copies of such materials for future reference by the Committee when filling Board positions.

Except as provided herein, stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate.

Stockholder Communications to the Board of Directors

Stockholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Concorde Career Colleges, 5800 Foxridge, Suite 500, Mission, Kansas 66202. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board will receive copies of all stockholder communications, including those addressed to individual directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman. In such event, the Secretary of the Company will first consult with and receive the approval of the Chairman of the Audit Committee before disclosing or otherwise discussing the communication with the Chairman of the Board. If a stockholder communication is addressed exclusively to the Company’s non-management directors, the Corporate Secretary will first consult with and receive the approval of the Chair of the Corporate Governance and Nominating Committee before disclosing or otherwise discussing the communication with directors who are members of management. The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes. The Company also reserves the right to verify ownership status before forwarding stockholder communications to its Board of Directors. The Secretary of the Company will determine the appropriate timing for forwarding stockholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three directors who are considered independent under applicable National Association of Securities Dealers rules. The Committee operates under a written charter adopted by the Board in May 2000 and amended in April 2004. A copy of the Audit Committee Charter as amended is attached as Exhibit B.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews financial disclosures, and meets in executive session, outside the presence of management, with the Company’s independent auditors to discuss internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to the Board of Directors. The Audit Committee selects and appoints independent auditors, pre-approves compensation, pre-approves the terms of their engagement, pre-approves any non-audit functions, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors’ fees. The Audit Committee also presides over registered public accounting firms performing other audit, review or attest services for the Company. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the external auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

The Audit Committee appointment of the Company’s independent accountants is submitted to Stockholders for ratification. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate. The Board has also determined that at least one member of the Audit Committee, James R. Seward, qualifies as an “audit committee financial expert” under SEC rules.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors (i) the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380) as amended by Statements on Auditing Standards Nos. 89 and 90, and (ii) the auditors’ independence from the Company and its management, including the matters in the written disclosures the Company received from the auditors as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of the provision of non-audit services by the independent auditors with the auditors’ independence.

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Based on its review and discussions, the Audit Committee recommended to our Board of Directors (and the Board of Directors has approved) that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Audit Committee and Board of Directors also have recommended, subject to ratification by the stockholders, the selection of BKD, LLP as our independent auditors for the year ending December 31, 2004.

Respectfully submitted by the Audit Committee of the Board of Directors:

AUDIT COMMITTEE

/s/ JAMES R. SEWARD

/s/ THOMAS K. SIGHT

/s/ JANET M. STALLMEYER

FEES PAID TO THE INDEPENDENT AUDITORS

The following fees were paid to BKD LLP for services rendered in fiscal years 2003 and 2002

	2003	2002
Audit fees	68,000	68,000
Audit-related fees	19,000	21,000
Tax fees (1)	13,000	25,000

Total fees	100,000	114,000

(1)	Additional tax fees of $18,000 were billed in 2003 and paid in 2004.

Audit Fees primarily represent amounts paid for the audit of the Company’s consolidated financial statements, a limited review of financial statements included in the Company’s Form 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for subsidiaries or affiliates of the Company, and consultations relating to financial accounting or reporting standards.

Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include audits of employee benefit plans (health care, 401-K and profit sharing), acquisition/divestiture due diligence, internal control reviews, and consultations relating to the accounting or disclosure treatment of proposed transactions. These fees were determined by the Audit Committee not to affect the independence of BKD, LLP with respect to the Company.

Tax Fees represent amounts paid for U.S. tax compliance services (including preparation of the Company’s federal, state and local tax returns), tax advice and tax planning.

BKD, LLP has not performed any financial information systems design or implementation for the Company and accordingly no fees were paid for such services.

Ball and McGraw, P.C. conducts the independent compliance audit of the federal student financial assistance programs. The Company paid fees of $54,000 in 2003 and $54,000 in 2002 to Ball and McGraw, P. C. for those services.

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EXECUTIVE OFFICERS

In addition to Jack L. Brozman, listed in the directors’ table, the following persons served as executive officers of the Company during 2003. Each executive officer is appointed by the Board of Directors annually and will serve until reappointed or until his successor is appointed and qualified.

Name of Executive Officer	Age	Principal Occupation for Last Five Years

Vickey S. Cook	49	Vice President of Compliance for the Company since July 2001. National Director of Compliance for the Company from April 2000 to July 2001. National Director of Financial Aid for High-Tech Institute, Inc. from June 1999 to March 2000. Vice President Compliance and Financial Aid of the Company from May 1996 to May 1999.

Patrick J. Debold	52	Vice President of Academic Affairs for the Company since July 2001. National Director of Academic Affairs for the Company from February 2000 to July 2001. Private business owner from February 1999 to February 2000. Campus Director of Sanford-Brown College from February 1998 to February 1999. Employed by the Company from July 1993 to February 1998, as Vice President of Education.

Paul R. Gardner	44	Vice President and Chief Financial Officer of the Company since November 1998. Controller of the Company from September 1994 to November 1998. Employed as Controller and Assistant Controller of LaPetite Academy Inc. from September 1988 to August 1994.

Diana D. Hawkins-Jenks	53	Employed by the Company since December 1997 as Vice President Human Resources. Vice President Human Resources of LaPetite Academy, Inc. from 1989 to 1997.

Asa E. Johnson	61	Vice President of Operations for the Company since July 2001. National Director of Operations of Concorde from June 2000 to July 2001. Private business owner from May 1998 to June 2000. Mr. Johnson served the Company in a part-time capacity in the Company’s marketing and admissions departments from December 1997 to May 1998. Employed by the Company from March 1996 to December 1997 as Vice President-Operations.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)
Jack L. Brozman Chairman of the Board and Treasurer of the Company	2003 2002 2001	245,000 227,000 208,000	128,000 90,000 37,000	0 10,000 50,000	11,000 9,000 11,000
Vickey S. Cook Vice President Compliance	2003 2002 2001	114,500 108,000 105,000	74,500 55,000 21,000	0 8,000 8,000	0 0 0
Patrick J. Debold Vice President Academic Affairs	2003 2002 2001	148,500 140,000 133,000	74,500 55,000 26,000	0 10,000 10,000	0 0 0
Paul R. Gardner Vice President and Chief Financial Officer	2003 2002 2001	107,000 100,000 95,000	74,500 55,000 26,000	0 7,000 7,000	0 0 0
Diana D. Hawkins-Jenks Vice President Human Resources	2003 2002 2001	113,500 108,000 99,000	74,500 55,000 26,000	0 8,000 7,500	0 0 0
Asa E. Johnson Vice President Operations	2003 2002 2001	167,000 150,000 130,000	108,000 76,000 32,000	0 12,500 10,000	0 0 0

Option Grants, Exercises and Holdings

Named executive officers were not granted any options during 2003.

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The following table provides information with respect to the named executive officers concerning options exercised during 2003 and unexercised options held as of the end of the Company’s last fiscal year:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

LAST FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of securities underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable/Unexercisable
Jack L. Brozman	—	—	12,000/68,000	195,000/1,254,000
Vickey S. Cook	—	—	29,000/36,000	645,000/689,000
Patrick J. Debold	30,000	(2)$748,000	5,000/40,000	78,000/789,000
Paul R. Gardner	—	—	12,000/31,000	243,000/571,000
Diana D. Hawkins-Jenks	10,000	(2)$248,000	26,750/29,000	551,000/542,000
Asa E. Johnson	22,000	(2)$521,000	21,500/65,500	414,000/1,236,000

(1)	Based on the difference between the closing price of the Common Stock on December 31, 2003 ($24.80) and the exercise price of the options.

(2)	Based on the difference between the sale price of the Common Stock on the date of sale and the exercise price of the options.

Equity Compensation Plans

The Company has Long Term Executive Compensation plans (the “2003 Plan”, the “2002 Plan,” the “2000 Plan,” and the “1998 Plan”, collectively the “Long Term Executive Compensation Plans”) which authorized the Company to issue 200,000, 300,000, 125,000 and 250,000 shares, respectively, of its common stock to certain officers and employees of the Company. The options are primarily Incentive Stock Options granted at fair market value or greater on the date of grant for a term of not more than ten years unless options are canceled due to employee termination. As of December 31, 2003, 7,000 shares remain available to be granted with the 1998 and 2000 option plans combined and 229,500 shares remain available to be granted with the 2002 and 2003 Plans combined.

During 2001, the Company awarded the three non-officer Directors the option to purchase 4,167 shares each pursuant to a non-qualified stock option agreement. Under the agreement three Directors’ were granted the right to immediately exercise 4,167 shares each at an exercise price of $4.50. The market value on the date of the grant equaled the exercise price.

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During 2002, the Company awarded the three non-officer Directors the option to purchase 5,000 shares each pursuant to a non-qualified stock option agreement. Under the agreement three Directors’ were granted the right to immediately exercise 5,000 shares each at an exercise price of $8.60. In addition, a fourth non-officer Director was awarded the option to purchase 5,000 shares pursuant to a non-qualified stock option agreement and was granted the right to immediately exercise 5,000 shares at an exercise price of $11.00. The market value on the date of each grant equaled the exercise price. The fourth Director was appointed to the Board in December 2002.

The following table reflects activity in options for 2003, 2002, and 2001.

		1988 Plan(1)	1994 Plan	NQSO	1998 Plan	2000 Plan	2002 Plan	Total Number of Shares	Weighted- Average Exercise Price	Option Price Per Share
Outstanding	12/31/00	41,100	200,000	12,501	221,950	125,000		600,551	$1.56	$0.20 to $4.50
Exercised		(8,250)	(200,000)	(4,167)	(8,000)	(2,500)		(222,917)	$2.06	$0.20 to $3.62
Cancelled		(4,000)			(6,700)			(10,700)	$2.15	$0.20 to $3.62
Issued				12,501	33,000			45,501	$3.85	$1.66 to $5.50

Outstanding	12/31/01	28,850	-0-	20,835	240,250	122,500		412,435	$1.52	$0.20 to $5.50
Exercised		(2,250)		(4,167)	(38,550)	(4,500)		(49,467)	$1.46	$0.20 to $4.50
Cancelled		(4,000)						(4,000)	$0.45	$0.20 to $1.18
Issued				20,000			265,500	285,500	$9.39	$7.75 to $12.60

Outstanding	12/31/02	22,600	-0-	36,668	201,700	118,000	265,500	644,468	$5.02	$0.20 to $12.60
Exercised		(11,100)		(5,000)	(57,400)	(38,000)	(400)	(111,900)	$1.49	$0.20 to $11.45
Cancelled					(2,250)	(3,000)	(5,000)	(10,250)	$6.79	$1.35 to $11.45
Issued							10,000	10,000	$20.81	$19.90 to $21.71

Outstanding	12/31/03	11,500	-0-	31,668	142,050	77,000	270,100	532,318	$6.10	$0.56 to $21.71

(1)	The 1988 Plan expired in 1998; however options issued under the Plan remain active until exercised, canceled, or expiration. These options expire ten years from date of issuance.

The following table reflects information for exercisable options at December 31:

	Range of Exercise Prices	Shares Exercisable	Weighted Average Exercise Price
2001	$0.20 -$ 5.50	143,135	$1.58
2002	$0.20 -$11.00	202,138	$2.33
2003	$0.56 -$12.60	236,658	$3.92

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The following table reflects option information as of December 31, 2003.

Range of Exercise Prices	Shares Outstanding at 12/31/03	Average Remaining Contractual Life	Weighted Average Exercise Price	Shares Exercisable at 12/31/03	Weighted Average Exercise Price
		(Years)
$ 0.56-$ 1.90	196,334	5.3	$ 1.17	130,484	$ 1.15
$ 2.06-$ 3.62	23,050	5.2	$ 2.47	19,570	$ 2.50
$ 4.18-$ 8.65	188,334	7.6	$ 7.61	59,684	$ 7.05
$11.00-$21.71	124,600	5.5	$12.28	26,920	$11.45

	532,318			236,658	$ 3.92

The Company applies Accounting Principles Board Opinion 25 and related interpretations in accounting for its stock option plans and employee stock purchase plan. Accordingly, no compensation expense has been recognized for the Option Plans as the exercise price equals the stock price on the date of grant. Also, no compensation expense has been recognized for the employee stock purchase plan because the purchase plan qualifies as a non-compensatory plan.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is comprised of Thomas K. Sight, James R. Seward, Janet M. Stallmeyer and David L. Warnock. On an annual basis, the Compensation Committee reviews the salaries and bonuses of the executive officers and other employees. The Compensation Committee administers the Long Term Compensation Plans and any non-qualified stock options, and oversees the administration of the Company’s compensation program.

In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies’ policies toward executive compensation, the following report is submitted by the above listed committee members in their capacity as the Board’s Compensation Committee. The report addresses the Company’s compensation policy as it related to the executive officers for 2003.

General Compensation Policy - The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the

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profitability and appreciation in the value of the Company (as reflected by the Company’s net income or loss and market value of Common Stock), while at the same time taking into account surrounding economic pressures, individual performance and retention of key executive officers. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), since current compensation levels fall significantly below that amount.

The Compensation Committee believes that the following are the important qualitative considerations in setting executive compensation:

•	Compensation should reflect the overall performance of the Company and the executive officer and his or her contribution to the Company’s profitability;

•	Compensation should correlate to measurable performance criteria;

•	Compensation should attract and retain valued executive officers; and

•	Compensation should reflect the executive officers’ abilities to effectively direct the Company during difficult economic conditions.

Calendar Year 2003 Compensation - To accomplish this compensation policy in 2003, the Company’s executive compensation package integrates: (i) annual base salary, (ii) bonuses based upon individual agreements utilizing various objective performance goals, and (iii) stock option grants or vesting under the Stock Option Plans. The compensation policies, as implemented, endeavor to enhance the profitability of the Company (and, thus, stockholder value) by tying the financial interests of management with those of the Company.

Base Salary - As a general matter, an executive officer’s base salary is subjectively positioned so as to reflect the experience and performance of such executive officer and the performance of the Company. The Compensation Committee initially determines the amount of base salary based on factors such as prior level of pay, quality of experience, and responsibilities of position. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Thereafter, the Compensation Committee grants raises subjectively based on overall Company performance (net income or loss, earnings per share and market value of Common Stock) and the executive officer’s individual performance based on performance reviews.

The amount of 2003 raises to the executive officers’ base salaries was subjectively determined by the Chairman of the Board, and President, Mr. Brozman, with the approval of the Compensation Committee. The decision to raise base salaries is, in part, based on Mr. Brozman’s subjective evaluation of each officer’s performance. Such raises in base salaries in 2003 ranged from 5% to 11% of the previous year base salary.

Bonuses - The Company had certain bonus agreements in place with executive officers which couple objective corporate performance criteria, based on such officer’s area of responsibilities, with annual cash compensation. Under such bonus agreements, the executive officers received a specified percentage of pre-tax income as set by the Compensation Committee. The performance criteria in the bonus agreements of the executive officers differ depending on the amount of responsibility maintained by such executive officers. The Company

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granted bonuses totaling $534,000 to its executive officers in 2003 including the bonus paid to the CEO. These bonuses were paid in 2004.

Incentive Stock Option Awards - The Board of Directors and Compensation Committee also award stock options to executive officers, as well as management personnel, under the Stock Option Plans. The Committee believes that stock options are an effective incentive for executives to create value for stockholders since the value of an option bears a direct relationship to appreciation in the Company’s stock price. When stockholder value decreases, stock options granted to management either decrease in value or have no value. Conversely, when stock prices increase, the stock option becomes more valuable.

The determination of whether to grant stock options to executive officers, whether on an aggregate or individual basis, is in the sole discretion of the Compensation Committee. In making the determination, the Committee examines: (i) the Company’s performance, as determined by its operating and net income, earnings per share and the market price of the Common Stock, (ii) the relation of long-term compensation to short-term (cash) compensation, (iii) the number and exercise price of options held by each executive officer, (iv) the total stock holdings of the executive officer, (v) the individual performance of the executive (subjectively determined by Mr. Brozman and other executives, except with respect to Mr. Brozman’s compensation, with respect to which the Compensation Committee evaluates such performance), and (vi) the potential contribution of the executive to the Company. The Compensation Committee does not separately weigh such criteria, but rather subjectively and informally views the mix of information with respect to each executive officer.

With respect to such criteria, the Compensation Committee granted no options under the Stock Option Plans for executive officers during 2003.

Chief Executive Officer Compensation - Jack L. Brozman, Chief Executive Officer of the Company since November 1998, is subject to the same general compensation package as the other executives. The Compensation Committee subjectively determined Mr. Brozman’s compensation. In its annual review of Mr. Brozman’s salary, the Compensation Committee considers, among other factors, the responsibilities and individual performance and the performance of the Company. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Mr. Brozman received an increase in his base annual salary of 8% in 2003. Mr. Brozman was awarded a bonus of $128,000 in 2003 that was paid in 2004. The Compensation Committee considered Mr. Brozman’s past performance and contributions to Company performance in determining his salary.

Summary - The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this focus. The Compensation Committee believes that the compensation levels during 2003 adequately reflect the Company’s compensation goals and policies.

The Compensation Committee report is submitted by:

James Seward, Thomas Sight, Janet Stallmeyer and David Warnock

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Certain Transactions

The Company entered into agreements on February 25, 1997 with Cahill, Warnock Strategic Partners Fund, LP and Strategic Associates, LP, affiliated Baltimore-based venture capital funds (“Cahill-Warnock”), for the issuance by the Company and purchase by Cahill-Warnock of 55,147 shares of the Company’s new Class B Voting Convertible Preferred Stock (“Voting Preferred Stock”) for $1.5 million, and 5% Debentures due 2003 (“New Debentures”) for $3.5 million (collectively, the “Cahill Transaction”). Cahill-Warnock subsequently assigned (with the Company’s consent) its rights and obligations to acquire 1,838 shares of Voting Preferred Stock to James Seward, a Director of the Company. Mr. Seward purchased such shares for their purchase price of approximately $50,000. On September 30, 2001, Mr. Seward converted his 1,838 shares of Voting Preferred Stock into 18,380 shares of Common Stock. The New Debentures had nondetachable warrants (“Warrants”) for approximately 1,286,765 shares of Common Stock, exercisable at $2.72 per share of Common Stock. Pursuant to a Stockholders’ Agreement among Cahill-Warnock, Messrs. Brozman and Seward, the Robert F. Brozman Trust and the Company, such holders have agreed to certain restrictions on the transfer of Common Stock held by them. In addition, such holders agreed at each annual meeting of stockholders to vote all of their respective shares in favor of the election of all of the persons nominated in accordance with the Stockholder’s Agreement, which includes the director nominated by Cahill-Warnock and Jack L. Brozman as long as he remains President of the Company.

The following transactions have occurred with respect to the Voting Preferred Stock and New Debentures since December 31, 2001:

(1)	The Company entered into a Conversion and Exchange Agreement with Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Association, L.P. (collectively “Cahill-Warnock”) on November 25, 2002. The purpose of the agreement was to convert the Voting Preferred Stock into Common Stock.

(2)	The Company filed a Registration Statement on Form S-3 to register 1,133,090 shares of common stock. The Company received no funds as a result of the registration or subsequent distribution of common stock. Six hundred thousand (600,000) shares of the common stock were issued and outstanding as of the date of the Registration Statement. The Robert F. Brozman Trust held 350,000 shares, Cahill, Warnock Strategic Partners Fund, L.P. held 237,000 shares, and Strategic Associates, L.P. held 13,000 shares. The remaining 533,090 shares related to common shares issued upon conversion of the preferred stock to common stock.

(3)	The Securities and Exchange Commission declared the Registration Statement effective February 5, 2003.

(4)	Cahill-Warnock exchanged their 53,309 shares of Class B Voting Convertible Preferred Stock for 533,090 shares of Common Stock on February 7, 2003. The Company has no remaining Preferred Stock outstanding.

(5)	The Company paid to Cahill-Warnock a dividend equal to $4.08 per share of the Class B Voting Convertible Preferred Stock on February 7, 2003. This constituted all dividend payments owed to Cahill-Warnock including the fourth quarter 2002 dividend of $43,500 and a special dividend to encourage the conversion of $174,000.

(6)	Cahill-Warnock exercised the non-detachable Warrants on February 19, 2003.

The Company issued 1,286,764 shares of Common Stock to Cahill-Warnock pursuant to the exercise of the Warrants. The Company filed a Registration Statement on Form S-3 to register the 1,286,764 shares of common stock in March 2004. The Company will receive no funds as a result of the registration or subsequent distribution of common stock.

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COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ market index and the Company’s Peer Group (defined below) since the close of business on December 31, 1998.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CONCORDE CAREER COLLEGES, INC.,

NASDAQ INDEX AND PEER GROUP

	1998	1999	2000	2001	2002	2003
CONCORDE CAREER COLLEGES, INC.	100.00	164.00	184.00	670.00	1255.00	2480.00
SIC CODE INDEX	100.00	64.03	102.38	141.94	200.33	328.38
NASDAQ MARKET INDEX	100.00	176.37	110.86	88.37	61.67	92.68

The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, NASDAQ market index and the Company’s peer group is based on the stock prices at the close of business on December 31, 1998, assuming a $100 investment. The return for the Company is based on a December 31, 1998 per share price of $3.62 and a December 31, 2003 per share price of $12.55. The above performance graph, prepared by Media General Financial Services, Inc., compares the annual performance of the Company with that of the NASDAQ market index and the Peer Group with investment weighted on market capitalization. The Company changed its Peer Group during 1999 to more appropriately reflect comparisons to other similarly capitalized colleges & universities. The Peer Group is the SIC Code 8221, Colleges and Universities. This “Peer Group” includes the following companies: Apollo Group – University of Phoenix Online, Apollo Group, Inc., Career Education Corp., Corinthian Colleges, Inc., Cenuco, Inc., EOS International, Inc., L.L. Brown International, PCS Edventures!.Com, Princeton Review Inc., Scientific Learning Corp., Strayer Education, Inc., Student Advantage, Inc., and Terra Block International. Virtual Academics.com and Youthline USA were added to the peer group and Quest Educational Corp. deleted in 2000. Argosy Education Group, Edutrek International Inc. and Youthline USA were deleted from the peer group in 2001. Dreamlife, Inc., Wade Cook Financial, PCS Edventures!.Com, and Princeton Review Inc. were added to the peer group in 2001. EOS International, Inc.and L.L. Brown International were added to the group in 2002. Caliber Learning Network and Dreamlife Inc were deleted from the group in 2002. Virtual

Proxy Statement - 20

Academics.com, Wade Cook Financial and Whitman Education Group were deleted from the peer group in 2003. Cenuco, Inc. and Terra Block International were added in 2003.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Since September 2001, BKD, LLP has examined the financial statements of the Company and its subsidiaries, including reports to Stockholders, the Securities and Exchange Commission and other.

The Board of Directors has selected and appointed BKD, LLP as the independent public accountants for the Company for the year ending December 31, 2004.

The following resolution will be offered at the Annual Meeting:

“RESOLVED, the action of the Audit Committee and of the Board of Directors in appointing BKD, LLP as the independent public accountants of the Company for the year ending December 31, 2004 is hereby ratified.”

It is not anticipated that representatives of BKD, LLP will attend the Annual Meeting. If, however, representatives are present at the Annual Meeting, there will be an opportunity for them to make a statement and be available to respond to questions by Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF BKD LLP AS THE COMPANY’S PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP

COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission reports of their respective beneficial ownership, and changes in such beneficial ownership, in the Company’s Common Stock, and the Company is required to identify any of those person who fail to file such reports on a timely basis. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the Company’s last fiscal year, all required filings were filed on a timely basis.

STOCKHOLDER PROPOSALS

In the event any Stockholder intends to present a proposal at the annual meeting of Stockholders to be held in 2005, such proposal must be received by the Company, in writing, on or before December 10, 2004, to be considered for inclusion in the Company’s next proxy statement for such meeting.

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VOTING PROXIES AND OTHER MATTERS

Proxies will be voted in accordance with the choices specified on the proxy card. If no choice is specified, shares will be voted: (i) “FOR” the nominees for director listed on the proxy and in this Proxy Statement; (ii) “FOR” ratification of the appointment of BKD, LLP as the independent public accountants for the Company for the year ending December 31, 2004.

Management of the Company does not intend to present any business to the Annual Meeting except as indicated herein and presently does not know of any other business to be presented at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy card will vote the proxy in accordance with their judgment of the best interests of the Company on such matters.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY CARD. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY THE BOARD OF DIRECTORS

Lisa M. Henak, Secretary

April 14, 2004

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Exhibit A

Nominating and Corporate Governance Committee Charter

A. Purpose

The purpose of the Nominating and Corporate Governance Committee is to:

•	Identify individuals qualified to become Board members;

•	Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders;

•	Develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

•	Oversee the evaluation of the Board and management.

B. Structure and Membership

1. Number. The Nominating and Corporate Governance Committee shall consist of such number of directors as the Board shall from time to time determine.

2. Independence. Except as otherwise permitted by the applicable rules of the NASDAQ Stock Exchange, each member of the Nominating and Corporate Governance Committee shall be “independent” as defined by such rules.

3. Chair. Unless the Board elects a Chair of the Nominating and Corporate Governance Committee, the Committee shall elect a Chair by majority vote.

4. Compensation. The compensation of Nominating and Corporate Governance Committee members shall be as determined by the Board.

5. Selection and Removal. Members of the Nominating and Corporate Governance Committee shall be initially appointed by the Board, and thereafter upon the recommendation of the Committee. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

C. Authority and Responsibilities

Board and Committee Membership

1. Selection of Director Nominees. Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.

2. Criteria for Selecting Directors. The Board’s criteria for selecting directors are as set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

3. Search Firms. The Nominating and Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

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4. Selection of Committee Members. The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

Corporate Governance

5. Corporate Governance Guidelines. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

Evaluation of the Board and Management; Succession Planning

6. Evaluation of the Board. The Nominating and Corporate Governance Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board.

7. Evaluation of Senior Executives. The Nominating and Corporate Governance Committee shall be responsible for overseeing the evaluation of the Company’s senior executives by the Board of Directors. The Nominating and Corporate Governance Committee shall determine the nature and frequency of the evaluation and the persons subject to the evaluation.

8. Succession of Senior Executives. The Nominating and Corporate Governance Committee shall present an annual report to the Board on succession planning, which shall include transitional Board leadership in the event of an unplanned vacancy.

D. Procedures and Administration

1. Meetings. The Nominating and Corporate Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees. The Nominating and Corporate Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3. Reports to the Board. The Nominating and Corporate Governance Committee shall report regularly to the Board.

4. Charter. The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Independent Advisors. The Nominating and Corporate Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

6. Investigations. The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

7. Annual Self-Evaluation. At least annually, the Nominating and Corporate Governance Committee shall evaluate its own performance. All members of the Nominating and Corporate Governance Committee are independent, outside directors.

Proxy Statement - 24

Exhibit B

Concorde Career Colleges, Inc

Audit Committee Charter as amended April 6, 2004

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. This includes oversight and review of the following:

•	financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof

•	the Company’s systems of internal accounting and financial controls

•	the annual independent audit of the Company’s financial statements; and

•	the Company’s legal compliance as established by management and the Board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership

The Committee shall be comprised of not less than three “independent” members of the Board and the Committee’s composition will meet the requirements of the Audit Committee Policy of the NASDAQ.

Accordingly, all of the members will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

A director will not be considered “independent” if, among other things, he or she has:

•	been employed by the corporation or its affiliates in the current or past three years;

•	accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

•	an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

•

been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation’s securities) that exceed five

Proxy Statement - 25

percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

•	been employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee.

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal accounting staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61.

•	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company’s filing of the Form 10Q.

•	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

•	The Committee shall:

•	request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

•	discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

•	Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

•	Have the power to conduct or authorize investigations into matters within the Committee’s scope of responsibilities.

•	Have unrestricted access to members of management and all information relevant to its responsibilities.

•	Be empowered to retain independent counsel, external accountants, or others to assist it in the conduct of its duties, as the Committee deems necessary.

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•	The Company must provide appropriate funding, as determined by the Committee, to compensate the external accountants engaged for the purpose of rendering an audit report or performing other audit, review or attest services, to compensate any advisers employed by the Committee, and to pay ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

•	Request members of management, counsel, internal audit, and external accountants, to participate in Committee meetings, as necessary, to carry out the Committee responsibilities.

•	Periodically and at least annually, the Committee shall meet in private session with only the Committee members. The Committee shall also meet in executive session separately with the external accountants, at least annually. However, either the external accountants or counsel, may, at any time, request a meeting with the Audit Committee or the Committee chairperson, with or without management attendance.

Other Functions — The Committee shall perform such other functions assigned by law, Nasdaq, the Company’s certificate of incorporation or bylaws, or the Board of Directors.

External Reports — The Committee shall provide for inclusion in the Company’s proxy statement or other SEC filings, any report from the Audit Committee required by applicable laws and regulations and stating among other things whether the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management

•	Discussed with the external accountants the matters required to be discussed by SAS 61 relating to the conduct of the audit.

•	Received disclosures from the external accountants regarding the accountants’ independence as required by Independence Standards Board Standard No. l and discussed with the accountants their independence.

•	Recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Committee’s Relationship with the External Accountants

The Committee shall have the sole authority to appoint the external accountants, approve the compensation of the external accountants, approve the terms of their engagement, approve any non-audit functions, evaluate whether the Company should rotate auditors on a regular basis, and discharge the external accountants. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the external accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

The external accountants, in their capacity as independent public accountants, shall report directly to the Audit Committee.

The Committee shall annually review (1) the experience and qualifications of the senior members of the external accounting team; (2) the scope and approach of the annual audit; (3) a description of the quality control procedures the local office of the external accountants has established; (4) a report from the external accountants describing any material issues raised by the firm’s most recent peer review and the steps taken to deal with any reported problems; (5) any issue involving a disagreement with management; and (6) the Company’s application of

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accounting principles where the Company’s external accountants team consulted with specialty partners of the external accountants.

The Committee shall annually review the external accountants’ identification of issues and business and financial risks and exposures and their assessment of quantitative and qualitative factors used in concluding the Company’s financial statements are in accordance with generally accepted accounting principles.

The Committee shall annually review the performance (including the effectiveness, objectivity, and independence) of the external accountants. The Committee shall ensure receipt of a formal written statement from the external accountants consistent with the standards set by the Independence Standards Board. Additionally, the Committee shall discuss with the external accountants any relationships or services that may affect the external accountant’s objectivity or independence, including a review of the nature of all services provided and related fees charged by the external accountants. If the Committee is not satisfied with the external accountant’s assurances of independence, it shall take or recommend to the full Board appropriate action to ensure the independence of the external accountants.

If the external accountant identifies significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairperson.

The external accountants shall be instructed to communicate directly to the Audit Committee any serious difficulties or disputes with management. It is the responsibility of the Audit Committee to resolve disputes regarding financial reporting. The external accountant is ultimately responsible to the Audit Committee of the Company.

The external accountants and management shall discuss with the Committee the appropriateness of accounting principles and financial disclosure practices used and particularly about the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates.

The Committee shall also determine, in regards to new transactions or events, the external accountant’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management. The Committee shall obtain from the external accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

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CONCORDE CAREER COLLEGES, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 27, 2004

THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack L. Brozman and Lisa M. Henak, jointly and individually, as Proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Concorde Career Colleges, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 27, 2004 or any adjournment or postponement thereof.

1. Election of Directors.
☐ FOR ALL NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

JACK L. BROZMAN, JAMES R. SEWARD, THOMAS K. SIGHT, JANET W. STALLMEYER and DAVID L. WARNOCK

2.	Ratification and approval of the appointment of BKD LLP as the independent public accountants for 2004.

☐    FOR        ☐    AGAINST        ☐    ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES SET FORTH IN PROPOSAL 1, AND “FOR” PROPOSAL 2.

Please date, sign and return this Proxy card by mail, postage prepaid.

DATED:	, 2004

Signature:

Signature if held jointly:

(Please sign exactly as name appears to the left. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)